UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 17, 2012

Charles & Colvard, Ltd.
(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Charles & Colvard, Ltd. (the “Company”) held its Annual Meeting of Shareholders on May 17, 2012. The shareholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 23, 2012.

Proposal 1:  To elect seven members to the Company’s Board of Directors. The votes were cast as follows:

	For	Withheld	Broker Non-Votes
David B. Barr	9,164,368	197,850	8,505,605
H. Marvin Beasley	9,164,750	197,468	8,505,605
George R. Cattermole	8,989,266	372,952	8,505,605
Steven M. Larkin	9,164,326	197,892	8,505,605
Dr. Charles D. Lein	9,163,117	199,101	8,505,605
Randall N. McCullough	9,164,743	197,475	8,505,605
Ollin B. Sykes	9,039,562	322,656	8,505,605

All director nominees were duly elected.

Proposal 2:  To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. The votes were cast as follows:

For	Against	Abstain
17,738,852	104,503	24,468

Proposal 2 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

May 18, 2012	By:	/s/ Timothy L. Krist
Timothy L. Krist
Chief Financial Officer